UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

March 31, 2011

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 8.01 – Other Events

On March 31, 2011, Campbell Soup Company (“Campbell”) announced an offering of $500,000,000 aggregate principal amount of senior unsecured notes bearing interest at the rate of 4.250% per annum, due April 15, 2021 (the “Notes”).

Campbell may redeem some or all of the Notes at any time on the terms specified in the Notes. The Notes are subject to customary event of default provisions.

The Notes were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated March 31, 2011 between Campbell and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein, under Campbell’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-155626) filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2008. Campbell has filed with the SEC a prospectus supplement, dated March 31, 2011, together with the accompanying prospectus, dated November 24, 2008, relating to the offering and sale of the Notes. The Notes are expected to be issued on April 5, 2011 pursuant to the Indenture dated as of November 24, 2008 between Campbell and The Bank of New York Mellon, as Trustee, which was filed with the Registration Statement.

The above description of the Underwriting Agreement and the Notes is qualified in its entirety by reference to the Underwriting Agreement and the form of Note, each of which is incorporated by reference into the Registration Statement and attached to this Current Report on Form 8-K as Exhibits 1.1 and 4.1, respectively.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated March 31, 2011 between Campbell and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

4.1	Form of Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)
Date: April 1, 2011

	By:	/s/ Kathleen Gibson
Kathleen Gibson
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 31, 2011 among Campbell and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein.

4.1	Form of Note.